Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-241031) of Pioneer Natural Resources Company and Pioneer Natural Resources USA, Inc. and in the related Prospectus,

(2) Registration Statement (Form S-8 No. 333-136488) pertaining to the Pioneer Natural Resources Company Executive Deferred Compensation Plan,

(3) Registration Statement (Form S-8 No. 333-136489) pertaining to the Pioneer Natural Resources Company 2006 Long-Term Incentive Plan,

(4) Registration Statement (Form S-8 No. 333-136490) pertaining to the Pioneer Natural Resources Company Long-Term Incentive Plan,

(5) Registration Statement (Form S-8 No. 333-88438) pertaining to the Pioneer Natural Resources Company Long-Term Incentive Plan,

(6) Registration Statement (Form S-8 No. 333-39153) pertaining to the Pioneer Natural Resources Company Deferred Compensation Retirement Plan,

(7) Registration Statement (Form S-8 No. 333-39249) pertaining to the Pioneer Natural Resources USA, Inc. Profit Sharing 401(k) Plan,

(8) Registration Statement (Form S-8 No. 333-35087) pertaining to the Pioneer Natural Resources Company Long-Term Incentive Plan,

(9) Registration Statement (Form S-8 No. 333-161283) pertaining to the Pioneer Natural Resources Company 2006 Long Term Incentive Plan,

(10) Registration Statement (Form S-8 No. 333-176712) pertaining to the Pioneer Natural Resources Company Employee Stock Purchase Plan,

(11) Registration Statement (Form S-8 No. 333-178671) pertaining to the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan, the Pioneer Natural Resources Company 2006 Long-Term Incentive Plan and the Pioneer Natural Resources Company Executive Deferred Compensation Plan,

(12) Registration Statement (Form S-8 No. 333-183379) pertaining to the Pioneer Natural Resources Company Employee Stock Purchase Plan, and

(13) Registration Statement (Form S-8 No. 333-212774) pertaining to the Pioneer Natural Resources Company Amended and Restated 2006 Long Term Incentive Plan;

of our reports dated February 21, 2020, with respect to the consolidated balance sheets of Parsley Energy, Inc. and subsidiaries as of December 31, 2019 and 2018, and the related consolidated statements of operations, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2019, incorporated by reference in the Form 8-K dated January 12, 2021.

Our report on the consolidated financial statements refers to a change in the method of accounting for leases as of January 1, 2019 due to the adoption of ASU No. 2016-02, Leases (Topic 842) and a change in method of accounting for revenue recognition as of January 1, 2018 due to the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606).

/s/ KPMG LLP

Dallas, Texas

January 12, 2021